EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Martin Mucci their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2017, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

Dated:	July 13, 2017	/s/ B. Thomas Golisano
B. Thomas Golisano

Dated:	July 13, 2017	/s/ Thomas F. Bonadio
Thomas F. Bonadio

Dated:	July 13, 2017	/s/ Joseph G. Doody
Joseph G. Doody

Dated:	July 13, 2017	/s/ David J. S. Flaschen
David J. S. Flaschen

Dated:	July 13, 2017	/s/ Phillip Horsley
Phillip Horsley

Dated:	July 13, 2017	/s/ Grant M. Inman
Grant M. Inman

Dated:	July 13, 2017	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated:	July 13, 2017	/s/ Joseph M. Velli
Joseph M. Velli

Dated:	July 13, 2017	/s/ Kara Wilson
Kara Wilson